UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

(Amendment No. __)

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|X|           Preliminary Information Statement

|_|            Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

|_|            Definitive Information Statement

ARDENT MINES LIMITED

(Name of Registrant As Specified In Its Charter)

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Ardent Mines Limited

(a Nevada corporation)

INFORMATION STATEMENT

AND

NOTICE OF ACTION TAKEN WITHOUT A MEETING

Date first mailed to stockholders: ________, 2013

100 Wall Street, 10th Floor

New York, NY 10005

(Principal Executive Offices)

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Item 1. Information Required by Items of Schedule 14A

Introduction

This Information Statement has been filed with the Securities and Exchange Commission (the “SEC”) and is being mailed or otherwise furnished to the registered stockholders of Ardent Mines Limited (the “Company”) pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended, for the purpose of informing our stockholders of certain amendments to our Articles of Incorporation.  The Company’s Board of Directors and the holder of a majority of the Company’s outstanding shares of Common Stock have approved resolutions to take the following corporate actions:

        I.            Amend Article 1 of the Company’s Articles of Incorporation by changing the Company’s name from “Ardent Mines Limited” to “Gold Hills Mining, Ltd.” (the “Name Change”).

      II.            To file a Certificate of Change with the State of Nevada to effect a one (1) for one hundred (100) reverse stock split of the Company’s issued and outstanding shares (this action is referred to herein as the “Reverse Stock Split”).  Any fractional shares resulting from the Reverse Stock Split will be rounded up to the nearest whole share.

The Name Change and Reverse Stock Split (collectively, the “Corporate Actions”) are described in greater detail below.

Approval of the Resolutions

Section 78.320 of the Nevada Revised Statutes and the Company’s Bylaws provide that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if stockholders holding at least a majority of the voting power sign a written consent approving the action.

On January 4, 2013, the Board of Directors of the Company approved and recommended the Corporate Actions.  Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders.  However, because stockholders holding at least a majority of the voting rights of all outstanding shares of capital stock as of January 13, 2013 will have voted in favor of the foregoing proposal by written consent, and having sufficient voting power to approve such proposal through their ownership of capital stock, no other stockholder consents will be solicited in connection with this Information Statement.

The Company has obtained all necessary corporate approvals in connection with the Corporate Actions and your consent is not required and is not being solicited in connection with the approval of the Corporate Actions.  This Information Statement is furnished solely for the purpose of informing stockholders in the manner required under the Securities Exchange Act of 1934 of these corporate actions before they take effect.

This Information Statement is dated January__, 2013 and is first being mailed to stockholders on or about January__, 2013.  Only stockholders of record at the close of business on January__, 2013 are entitled to receive this Information Statement.

Dissenter's Rights of Appraisal

Neither the Articles of Incorporation and Bylaws of the Company nor the Nevada Revised Statutes provide for dissenters' rights of appraisal in connection with the Reverse Stock Split.

Stock Certificates

Following the effective date or dates of the Corporate Actions, stockholders will receive information regarding the procedures by which they may forward their old certificates to the transfer agent and receive new certificates reflecting the Corporate Actions.  Stockholders should not submit any stock certificates until they receive information from the Company regarding the exchange of stock certificates.  The Company’s transfer agent is Island Stock Transfer, 15500 Roosevelt Boulevard, Suite 301, Clearwater, Florida 33760 and its telephone number is (727) 289-0010.

REVERSE STOCK SPLIT

Reasons for the Reverse Stock Split

The Company is declaring a Reverse Stock Split of our Common Stock in order to revise the Company’s capitalization and facilitate future investment into the Company.

The Company believes that the Reverse Stock Split may improve the price level of our Common Stock and that the higher share price could help generate interest in the Company among investors and other business opportunities. However, the effect of the Reverse Stock Split upon the market price for our Common Stock cannot be predicted, and the history of similar stock split combinations for companies in like circumstances is varied. There can be no guarantee that the market price per share of our Common Stock after the Reverse Stock Split will rise in proportion to the reduction in the number of shares of Common Stock outstanding resulting from the Reverse Stock Split. Additionally, the market price of our Common Stock could also be based on our performance and other factors, some of which may be unrelated to the number of shares outstanding.

Effect of the Reverse Stock Split

On the effective date of the Reverse Stock Split, each one hundred (100) shares of our Common Stock issued and outstanding immediately prior to the Stock Split will automatically and without any action on the part of the stockholders be converted into one share of our Common Stock.  The 37,229,555 issued and outstanding shares of the Company’s Common Stock will decrease to approximately 372,296 shares of Common Stock.

There will be no change to the number of authorized shares of the Company’s Common Stock as a result of the Reverse Stock Split.  The Reverse Stock Split will not result in any modification in the rights of stockholders.

The Reverse Stock Split will be effected simultaneously for all of our outstanding Common Stock and the exchange ratio will be the same for all of our outstanding Common Stock.  Any fractional shares resulting from the Reverse Stock Split will be rounded up to the nearest whole share.  The Reverse Stock Split will not affect any stockholder’s ownership percentage in the Company, except as a result of such rounding of shares.

The Reverse Stock Split may impact the Company’s stock price.  Such price may increase proportionally to the increase in the number of shares outstanding as a result of the Reverse Stock Split, or it may change to a greater or lesser proportion.  If the per share price increases by a factor less than the one-for-one hundred Reverse Stock Split, then the overall capitalization of the Company will be reduced.

The Reverse Stock Split may lead to increased transaction costs for certain stockholders of the Company.  As a result of the Reverse Stock Split, the number of shares held by each individual stockholder will be reduced by one-one hundredth of the number previously held.  This may increase the number of the Company’s stockholders who hold less than a “round lot,” or one hundred shares.  Typically, the transaction costs to stockholders selling “odd lots” are higher on a per share basis.  As a result, the Reverse Stock Split could increase the transaction costs to existing stockholders of the Company in the event that they wish to sell all or a portion of their shares of the Company’s Common Stock.

Potential Anti-Takeover Effects of the Reverse Stock Split

THE OVERALL EFFECT OF THE REVERSE STOCK SPLIT MAY BE TO RENDER MORE DIFFICULT THE ACCOMPLISHMENT OF MERGERS OR THE ASSUMPTION OF CONTROL BY A PRINCIPAL STOCKHOLDER, AND THUS MAKE DIFFICULT THE REMOVAL OF MANAGEMENT.

The Reverse Stock Split could adversely affect the ability of third parties to takeover or change the control of the our company by, for example, permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our Board or contemplating a tender offer or other transaction for the combination of our company with another company.  Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect, the Reverse Stock Split is not in response to any effort of which we are aware to accumulate shares of our common stock or obtain control of our company, nor is it part of a plan by management to recommend a series of similar amendments to the our Board and stockholders.

Effect on Registered and Beneficial Stockholders

Upon a Reverse Stock Split, we intend to treat stockholders holding our common stock in "street name", through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our common stock in “street name.”  However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. If you hold your shares with a bank, broker or other nominee and if you have any questions in this regard, we encourage you to contact your nominee.

Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of certain material United States federal income tax consequences of the Reverse Stock Split, does not purport to be a complete discussion of all of the possible federal income tax consequences of the Reverse Stock Split and is included for general information only.  Further, it does not address any state, local or foreign income or other tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the pre-Reverse Stock Split shares were, and the post-Reverse Stock Split shares will be, held as a “capital asset,” as defined in the Internal Revenue Code of 1986, as amended (i.e., generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with such stockholder's own tax advisor with respect to the tax consequences of the Reverse Stock Split. As used herein, the term United States holder means a stockholder that is, for federal income tax purposes: a citizen or resident of the United States; a corporation or other entity taxed as a corporation created or organized in or under the laws of the United States, any State of the United States or the District of Columbia; an estate the income of which is subject to federal income tax regardless of its source; or a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

No gain or loss should be recognized by a stockholder upon such stockholder’s exchange of pre-Reverse Stock Split shares for post-Reverse Stock Split shares pursuant to the Reverse Stock Split. The aggregate tax basis of the post-Reverse Stock Split shares received in the Reverse Stock Split will be the same as the stockholder’s aggregate tax basis in the pre-Reverse Stock Split shares exchanged therefor. The stockholder's holding period for the post-Reverse Stock Split shares will include the period during which the stockholder held the pre-Reverse Stock Split shares surrendered in the Reverse Stock Split.

Our view regarding the tax consequences of the Reverse Stock Split is not binding on the Internal Revenue Service or the courts. ACCORDINGLY, EACH STOCKHOLDER SHOULD CONSULT WITH HIS OR HER OWN TAX ADVISOR WITH RESPECT TO ALL OF THE POTENTIAL TAX CONSEQUENCES TO HIM OR HER OF THE REVERSE STOCK SPLIT.

Summary of Reverse Stock Split

Below is a brief summary of the Reverse Stock Split:

The issued and outstanding Common Stock shall be reduced on the basis of one (1) post-split share of the Common Stock for every one hundred (100) pre-split shares of the Common Stock outstanding. The consolidation shall not affect any rights, privileges or obligations with respect to the shares of the Common Stock existing prior to the consolidation.

Stockholders of record of the Common Stock as of January __, 2013 shall have their total shares reduced on the basis of one (1) post-split share of Common Stock for every one hundred (100) pre-split shares outstanding.

As a result of the reduction of the Common Stock, the pre-split total of issued and outstanding shares of 37,229,555 shall be consolidated to a total of approximately 372,296 issued and outstanding shares (depending on the number of fractional shares that are be issued or cancelled).

The Company’s authorized number of common stock shall remain at 100,000,000 shares, all of which shares shall be Common Stock, with a par value of $0.00001 per share.

This action has been approved by the Board and the written consents of the holders of the majority of the outstanding voting capital stock of the Company.

The Board of Directors has fixed the close of business January __, 2013, as the record date (the “Record Date”) for the determination of Stockholders who are entitled to receive this Information Statement.

You are being provided with this Information Statement pursuant to Section 14C of the Exchange Act and Regulation 14C and Schedule 14C thereunder, and, in accordance therewith, the Certificate of Change implementing Reverse Stock Split will not be filed with the Secretary of State of the State of Nevada or become effective until at least 21 calendar days after the mailing of this Information Statement.

This Information Statement is being mailed on or about January __, 2013 to all Stockholders of record as of the Record Date.

NAME CHANGE

Reason for the Name Change

On January 4, 2013, the Company’s Board of Directors and persons owning a majority of the Company’s voting securities approved a resolution authorizing the Company to amend the Articles of Incorporation to change the Company’s name to Gold Hills Mining, Ltd. In May of 2011, the Company acquired Gold Hills Mining Ltda., a Brazilian corporation which possesses rights for mineral extraction on properties located in Northeastern Brazil.  The Board believes that the Name Change better reflects the nature of the Company’s current and anticipated operations.

Effective Date

The Name Change will become effective on the earlier of (i) 21 days from the date this Information Statement is first mailed to the stockholders; or, (ii) such later date as approved by the Company’s Board of Directors, in its sole discretion.  The Name Change will become effective through the filing of a Certificate of Amendment with the Secretary of State of Nevada.  This Certificate of Amendment will include the following changes:

Article 1 of the Company’s Articles of Incorporation will contain the following: “Name of Corporation: Gold Hills Mining, Ltd.”

Cost of this Information Statement

The cost of furnishing this Information Statement will be borne by the Company.

Voting Securities and Principal Holders Thereof

Voting Securities

As of the close of business on January 14, 2013, 37,229,555 shares of the Company’s Common Stock were issued and outstanding.  Each share of Common Stock is entitled to one vote on all matters upon which such shares can vote.  All shares of Common Stock are equal to each other with respect to the election of directors.

Directors and Executive Officers

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of Common Stock as of January 14, 2013 by (i) each director of the Company; (ii) each of the Company's officers; (iii) each person who is known by the Company to be the beneficial owner of more than five percent of the Company's outstanding Common Stock; and (iv) all directors and named executive officers as a group.  Except as otherwise indicated below, each person named has sole voting and investment power with respect to the shares indicated.  The percentage of ownership set forth below reflects each holder's ownership interest in 37,229,555 issued and outstanding shares of the Company's Common Stock.

Amount and Nature of

Beneficial Ownership

Name and Address of Beneficial Owner	Shares	Options/ Warrants (1)	Total (1)	Percentage of Shares Outstanding (1)
Five Percent Stockholders
Tumlins Trade Inc.	20,606,164		20,606,164	55.3%
Urmas Turu, Interim Chief Executive Officer and Director	1,760,000	375,000	2,135,000	5.7%
Executive Officers and Directors
Urmas Turu, Interim Chief Executive Officer and Director	1,760,000	375,000	2,135,000	5.7%
Luciano de Freitas Borges, President and Director	450,000	612,500	1,062,500	2.8%
Gabriel Margent, Chief Financial Officer and Director	0	337,500	337,500	.9%
All officers and directors as a group (3 persons)	2,210,000	1,325,000	3,535,000	9.2%

For each individual or entity listed above, the mailing address is: c/o Ardent Mines Limited, 100 Wall Street, 10th Floor, New York, NY 10005, except as otherwise indicated below.

(1)     A person shall be deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within sixty (60) days, including but not limited to any right to acquire beneficial ownership through the exercise of any option, warrant or right.

(2)     Walter Schumacher is the natural person who exercises voting and investment control over the shares held by Tumlins Trade Inc.

The Company is not aware of any pledges of any shares, options or warrants by any of the individuals or entities listed above.

Potential Changes in Control

At the present time, there are no arrangements known to Company, including any pledge by any person of securities of Company, the operation of which may at a subsequent date result in a change in control of the Company.

Stock Option Plan Information

To date, the Company has not adopted a Stock Option Plan.  The Company may adopt an option plan in the future.

Adverse Interests

The Company is not aware of any material proceeding to which any director, officer, or affiliate of the Company, or any owner of record or beneficially of more than five percent of any class of the Company’s voting securities, or security holder is a party adverse to the Company or has a material interest adverse to the Company.

Financial and Other Information

The Company hereby incorporates the following Reports into this Information Statement:

  The Company’s Annual Report on Form 10-K for the period ended June 30, 2012, as filed with the U.S. Securities and Exchange Commission on October 15, 2012;
  The Company’s Amended Annual Report on Form 10-K/A for the period ended June 30, 2012, as filed with the U.S. Securities and Exchange Commission on October 25, 2012;
  The Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2012, as filed with the U.S. Securities and Exchange Commission on November 19, 2012; and
  The Company’s Amended Quarterly Report on Form 10-Q/A for the period ended September 30, 2012, as filed with the U.S. Securities and Exchange Commission on November 21, 2012.

Item 2.  Statement That Proxies Are Not Solicited

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Item 3.  Interest of Certain Persons in or Opposition to Matters to Be Acted Upon

None of the Company’s current or former officers or directors have any financial interest in the Reverse Stock Split described herein except to the extent that they are stockholders of the Company.

Item 4.  Proposals by Security Holders

Not applicable as no stockholder proposals have been submitted.

Item 5.  Delivery of documents to security holders sharing an address

We will only deliver one information statement to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders.  Also, we will promptly deliver a separate copy of this information statement and future stockholder communication documents to any stockholder at a shared address to which a single copy of this information statement was delivered, or deliver a single copy of this information statement and future stockholder communication documents to any stockholder or stockholders sharing an address to which multiple copies are now delivered, upon written or oral request to us at the following address and telephone number:

Ardent Mines Limited

c/o Wuersch & Gering LLP

100 Wall Street, 10th Floor

New York, NY 10005

Telephone number: 778-892-9490

Stockholders may also address future requests regarding delivery of information statements and/or annual reports by contacting us at the address noted above.

Where You Can Find More Information

The Company files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission.  You may read and copy any reports, statements or other information the Company files at the Securities and Exchange Commission's public reference room in Washington, D.C. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms.  The Company's filings with the Securities and Exchange Commission are also available to the public from commercial document retrieval services and at the web site maintained by the Securities and Exchange Commission at "http://www.sec.gov."

January 14, 2013

By Order of the Board of Directors

/s/ URMAS TURU

Name:    Urmas Turu

Title:       Interim Chief Executive Officer